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                                                                      Exhibit 21


                       Subsidiaries of Bottling Group, LLC


                                                               Jurisdiction of
Name of Subsidiary                                             Incorporation
------------------                                             ---------------

Arrobi, S.L.                                                   Spain

Canada Bottling Group Holdings ULC                             Nova Scotia

Catalana de Bebidas Carbonicas, S.A.                           Spain

Centro-Mediterranea de Bebidas Carbonicas PepsiCo S.A.         Spain

Compania de Bebidas PepsiCo, S.A.                              Spain

Dornfell                                                       Ireland

GB Russia, LLC                                                 Delaware

Gray Bern Holdings, Inc.                                       Delaware

Grayhawk Leasing Company                                       Delaware

Hillwood Bottling, LLC                                         Delaware

International Bottlers Employment Co. LLC                      Delaware

International Bottlers LLC                                     Delaware

International Bottlers Management Co. LLC                      Delaware

KAS, S.L.                                                      Spain

Neva Holdings, LLC                                             Delaware

New Bern Transport Corporation                                 Delaware

PBG Canada Finance, LLC                                        Delaware

PBG Canada Global Holdings ULC                                 Nova Scotia

PBG Canada Holdings, Inc.                                      Delaware

PBG Spirituosen Holdings, LLC                                  Delaware

PepsiCo IVI S.A.                                               Greece

PepsiCo Holdings OOO                                           Russia

PepsiCo Ventas Andalucia, S.A.                                 Spain

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
Pepsi-Cola Bottling Finance B.V.                                 Netherlands

Pepsi-Cola Bottling Global B.V.                                  Netherlands

Pepsi-Cola de Espana, S.L.                                       Spain

Pepsi-Cola Russia Beteiligungs Gmbh                              Germany

Pepsi-Cola Soft Drink Factory of Sochi                           Russia

Pepsi International Bottlers LLC                                 Delaware

Pepsi International Bottlers (Novosibirsk)                       Russia

Pepsi International Bottlers (Ekaterinburg)                      Russia

Pepsi International Bottlers (Samara)                            Russia

Pet-Iberia, S.A.                                                 Spain

Seven-Up Espana S.A.                                             Spain

Spirituosen e Compania Comercio E Distribucas de Bebidas         Portugal

Spirituosen, S.A.                                                Spain

The Pepsi Bottling Group (Canada), Co.                           Canada

The Pepsi Bottling Group NRO Ltd.                                Canada


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